Your **Vote** Counts!

CONSTELLIUM SE

2025 Annual General Meeting
Vote by May 14, 2025
11:59 PM EDT



Constellium

CONSTELLIUM SE
WASHINGTON PLAZA
40-44, RUE WASHINGTON
75008 PARIS, FRANCE

V70845-P29931-P31037

You invested in CONSTELLIUM SE and it's time to vote!

You have the right to vote on proposals being presented at the Annual General Meeting. **This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 15, 2025.**

Get informed before you vote

View the Notice of Annual General Meeting, Proxy Statement (which includes proposed resolutions and explanatory statements) and our Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 1, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

SHAREHOLDER MEETING REGISTRATION

To attend the meeting in person, have your proxy card in hand and go to the "Attend a Meeting" tab on www.proxyvote.com.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

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Attend the Meeting in Person*

May 15, 2025
5:00 PM CET (11:00 AM EDT)

Washington Plaza
40-44, Rue Washington, 75008
Paris, France

*Please check the meeting materials for any special requirements for meeting attendance.

NY20046240 X2 1

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Appointment of Mr. Bradley Soultz as a director for a term of three years.	For
2.	Re-appointment of Mr. Emmanuel Blot as a director for a term of three years.	For
3.	Re-appointment of Ms. Martha Brooks as a director for a term of three years.	For
4.	Re-appointment of Ms. Lori Walker as a director for a term of three years.	For
5.	Approval of the statutory financial statements and transactions for the fiscal year ended 31 December 2024.	For
6.	Approval of the consolidated financial statements and transactions for the fiscal year ended 31 December 2024.	For
7.	Discharge (*quitus*) of the directors, the Chief Executive Officer, and the Statutory Auditors of the Company in respect of the performance of their duties for the fiscal year ended 31 December 2024.	For
8.	Allocation of the results of the Company for the fiscal year ended 31 December 2024.	For
9.	Re-appointment of PricewaterhouseCoopers Audit and appointment of RSM France as the Statutory Auditors.	For
10.	Appointment of PricewaterhouseCoopers Audit as a Statutory Auditor in charge of certifying the consolidated sustainability information.	For
11.	Authorization to be given to the Board of Directors for the repurchase by the Company of its own shares in accordance with article L. 225-209-2 of the French Commercial Code.	For
12.	Authorization to be given to the Board of Directors to reduce the Company's share capital by cancelling shares acquired pursuant to the authorization for the Company to repurchase its own shares in accordance with the provisions of article L. 225-209-2 of the French Commercial Code.	For
13.	Authorization to be given to the Board of Directors to reduce the Company's share capital by cancelling the shares acquired by the Company pursuant to the provisions of article L. 225-208 of the French Commercial Code.	For
14.	Delegation of competence to the Board of Directors to increase the Company's share capital by issuance of ordinary shares or other securities, with preferential subscription rights, up to 1,468,198.84 euros (representing 50% of the share capital), for a 26 month-period.	For
15.	Delegation of competence to the Board of Directors to increase the Company's share capital by issuance of ordinary shares or other securities, without preferential subscription rights, by way of a public offering other than within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, up to 880,919 euros (representing 30% of the share capital), for a 26 month-period.	For
16.	Delegation of competence to the Board of Directors to increase the Company's share capital by issuance of ordinary shares or other securities, without preferential subscription rights, by way of an offering within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, up to 587,279.54 euros (representing 20% of the share capital), for a 26 month-period.	For
17.	Delegation of competence to the Board of Directors to increase the number of shares issued in case of a capital increase, without preferential subscription rights, by way of a public offering other than within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, in accordance with article L. 225-135-1 of the French Commercial Code, by up to 15%, for a 26 month-period.	For
18.	Delegation of competence to the Board of Directors to increase the number of shares issued in case of a capital increase, without preferential subscription rights, by way of an offering within the meaning of article L. 411-2 1° of the French Monetary and Financial Code, in accordance with article L. 225-135-1 of the French Commercial Code, by up to 15%, for a 26 month-period.	For
19.	Delegation of competence to the Board of Directors to increase the Company's share capital by issuance of new shares of the Company to participants to an employee savings plan without preferential subscription rights, up to 29,363.98 euros (representing 1% of the share capital), for a 26 month-period.	For
20.	Amendment of article 13 of the articles of association.	For
21.	Amendment of article 20 of the articles of association.	For
22.	Powers to carry out formalities.	For

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